UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 7, 2015

Date of Earliest Event Reported: December 31, 2014

Calpian, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-53997	20-8592825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 758-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Item 3.02   Unregistered Sales of Equity Securities.

On December 31, 2014, Calpian, Inc. (the “Company”) entered into a series of First Amendments to Secured Subordinated  Promissory Notes (the “Note Amendments”) with certain accredited investors (the “Lenders”), which Lenders hold Secured Subordinated Promissory Notes of the Company in aggregate principal of $3,300,000 (the “Subordinated Notes”).

Pursuant to the Note Amendments, the Investors agreed to extend the maturity of the Subordinated Notes to December 31, 2016 and to waive events of default, default interest or damages, if any, existing prior to the Note Amendments.  In addition, under the Note Amendments, the Subordinated Notes were amended in order to add a conversion feature to the Subordinated Notes.  As a result, the Subordinated Notes are convertible, in whole or in part, into shares of Common Stock of the Company (the “Common Stock”), at the option of the Investor (subject to a 4.99% conversion limitations), at a conversion price equal to $1.00 per share of Common Stock (the “Conversion Price”).  Furthermore, at the option of the Company, upon three day prior written notice, the Company may require the Investor to convert, in whole or part, the outstanding principal of the Note into Common Stock at the Conversion Price, if and only if, the volume weighted average price of the Common Stock equals or exceeds $2.00 in any ninety (90) day trading period.

In connection with the Note Amendments, the Company granted to the Investors a warrant to purchase 200,000 shares of Common Stock for every $1,000,000 of principal remaining on each respective Investor’s Subordinated Note, which warrant has a term of three (3) years and an exercise price of $0.01 per share of Common Stock.

The Company relied on the exemption from registration under Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D for purposes of the securities issuances described above.

The above is qualified in its entirety by the full text of (i) the Note Amendments (a copy of which is attached hereto as Exhibit 10.1), and (ii) the Form of Warrant (a copy of which is attached hereto as Exhibit 10.2), which are incorporated by reference herein.

Item 8.01    Other Events.

On December 31, 2014, the Company and an accredited investor (the “Investor”) entered into a First Amendment to Securities Purchase Agreement (the “SPA Amendment”).  Pursuant to the

SPA Amendment, the Company agreed to extend the date by which the Investor may exercise its right to purchase up to an additional 4,000 shares of the Company’s Series C Convertible Preferred Stock from December 31, 2014 to January 31, 2015, which right was originally granted to the Investor in that certain Securities Purchase Agreement dated as of March 7, 2014.

The above is qualified in its entirety by the full text of the SPA Amendment Agreement (a copy of which is attached hereto as Exhibit 10.3), which is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of First Amendment to Secured Subordinated Promissory Note
10.2	Form of Warrant
10.3	First Amendment to Securities Purchase Agreement dated March 7, 2014

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALPIAN, INC.

Date: January 7, 2015	By:	/s/ Scott S. Arey
Scott S. Arey
Chief Financial Officer